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                                                                   Exhibit (15)




November 9, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



         RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202;
                  33-55986; 33-56101; 33-26241; 33-34000; 33-56151; 333-18627;
                  33-39228; 33-56125; 333-70835; 33-60266; 33-65364; 33-59431;
                  333-18617; 333-21167; 333-79449; 333-35519; 333-40239;
                  333-50969; and 333-62183) and the Registration Statement on Form S-3 of Ecolab Inc. (Registration No. 333-14771).

Commissioners:

We are aware that our report dated October 21, 1999 on our reviews of interim financial information of Ecolab Inc. for the periods ended September 30, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1999, is incorporated by reference in Ecolab Inc.'s Registration Statements listed above.

Yours very truly,



/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP